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                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-78776 and 333-42296) and Form S-8 (Nos. 33-47319, 33-61722, 333-22305, 333-49080, 333-104938 and 333-118147) of UGI
Corporation of our report dated December 6, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 6, 2004 relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 14, 2004